UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 21, 2014

WILLBROS GROUP, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-34259	30-0513080
(Commission File Number)	(IRS Employer Identification No.)

4400 Post Oak Parkway, Suite 1000, Houston, Texas 77027

(Address of Principal Executive Offices) (Zip Code)

(713) 403-8000

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c) and (e)

Harl

In connection with Robert R. Harl’s planned retirement from Willbros Group, Inc. (the “Company”) on January 2, 2015, Mr. Harl resigned as a Director and as Chief Executive Officer of the Company on October 21, 2014. There were no disagreements between Mr. Harl and the Company on any matter relating to the Company’s operations, policies or practices.

Pursuant to his Employment Agreement dated as of September 20, 2010, as amended by Amendment No. 1 thereto dated as of April 16, 2013, and to that certain letter dated August 29, 2014, Mr. Harl was entitled to receive an award (the “Succession Award”), of $1 million payable solely in the form of common stock of the Company (the “Succession Shares”) on December 31, 2014. The Succession Shares were to be subject to transfer restrictions such that one-third of the Succession Shares would have been freely tradable on and after the date of the award, two-thirds would have been freely tradable on or after December 31, 2015 and all of the Succession Shares would be freely tradable on or after December 31, 2016.

On October 21, 2014, Mr. Harl entered into a letter agreement with the Company and its subsidiary, Willbros United States Holdings, Inc. Pursuant to the letter agreement, the Succession Award will be paid to Mr. Harl on October 31, 2014 based on the closing price of Willbros common stock on the New York Stock Exchange on such date. The Compensation Committee, in its sole discretion, may determine what percent of the award shall be paid in cash and what percent shall be paid in the form of common stock of the Company. The Company has agreed to waive the above-described transfer restrictions to the extent any of the Succession Award is paid in the form of common stock of the Company.

Collins

On October 21, 2014, Earl Collins resigned as President of the Company to pursue other opportunities.

McNabb

On October 21, 2014, the Board of Directors of the Company elected John T. McNabb as Chief Executive Officer of the Company. Mr. McNabb will continue to hold his current position as Chairman of the Board. Mr. McNabb’s background is described in the Company’s proxy statement filed on April 15, 2014 under the caption “Directors Continuing in Office.” Mr. McNabb’s current compensation as Chairman of the Board is described under Item 5.02 of the Company’s Current Report on Form 8-K dated August 29, 2014, filed on September 5, 2014. Mr. McNabb’s compensation as Chief Executive Officer has not yet been determined. The Company will file an amendment to this Current Report on Form 8-K within four business days after the information is determined.

Fournier

On October 21, 2014, the Board of Directors promoted Michael J. Fournier to the positions of President and Chief Operating Officer of the Company. Mr. Fournier previously served as Executive Vice President and Chief Operating Officer of the Company. Mr. Fournier’s background and his current compensation is described under Item 5.02 of the Company’s Current Report on Form 8-K dated May 19, 2014, filed on May 23, 2014.

Item 7.01.	Regulation FD Disclosure.

On October 21, 2014, the Company issued a press release announcing certain management changes, which events are reported in Item 5.02 of this Current Report on Form 8-K. The press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

This information is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	The following exhibit is furnished herewith:

99.1	Press release dated October 21, 2014, issued by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILLBROS GROUP, INC.

Date: October 27, 2014	By:	/s/ Van A. Welch
Van A. Welch
Executive Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 21, 2014, issued by the Company.

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